Exhibit 21.1

SUBSIDIARIES OF STATION CASINOS LLC

Subsidiaries of Station Casinos LLC at March 8, 2017 were as follows:

NP Palace LLC
NP Boulder LLC
NP Red Rock LLC
Red and Blues, LLC (50% ownership)
NP Sunset LLC
NP IP Holdings LLC
NP Development LLC
NP Losee Elkhorn Holdings LLC
NP Landco Holdco LLC
CV PropCo, LLC
NP Tropicana LLC
SC Restaurant Holdco LLC
Mercadito Red Rock LLC
Mercadito GVR LLC
TH GVR LLC
NP Opco Holdings LLC
NP Opco LLC
Station GVR Acquisition, LLC
NP Fiesta LLC
NP Gold Rush LLC
NP Lake Mead LLC
NP LML LLC
NP Magic Star LLC
NP Rancho LLC
NP Santa Fe LLC
NP Texas LLC
NP River Central LLC
NP Centerline Holdings LLC
NP Durango LLC
NP FH Excess LLC
NP Hanger Leaseco LLC
NP Horizon Park LLC
NP Inspirada LLC
NP Mt. Rose LLC
NP Northern NV Acquisitions LLC
NP Past Enterprises LLC
NP Reno Convention Center LLC
NP ROTMA LLC
NP Steamboat LLC
NP Sunset Lindell LLC
NP Town Center LLC
SC Rancho Development, LLC
NP Green Valley LLC
Greens Café, LLC (50% ownership)
Town Center Amusements, Inc., A Limited Liability Company (50% ownership)
Sunset GV, LLC (50% ownership)
NP Fresno Land Acquisitions LLC (California)
SC Madera Development, LLC (California)
SC Madera Management, LLC (California)
SC Sonoma Development, LLC (California)
SC Sonoma Management, LLC (California)
NP Sonoma Land Holdings LLC (California)

Sonoma Land Acquisition Company, LLC (California)
NP Auburn Development LLC (California)
Station California, LLC (California)
Station Development, LLC (California)
SC Butte Development, LLC (California)
SC Butte Management, LLC (California)
SC Michigan, LLC
MPM Enterprises, LLC (50% ownership) (Michigan)
SC Interactive Investor LLC
Fertitta Interactive LLC (57.3% ownership) (Delaware)
Fertitta Acquisitionsco LLC (98.4% ownership) (Delaware)
SC SP Holdco LLC
SC SP 1 LLC
SC SP 2 LLC
SC SP 3 LLC
SC SP 4 LLC
WN Property LLC
RRR Palms LLC
Fiesta ParentCo, L.L.C. (Delaware)
FP Holdco, L.L.C. (Delaware)
FP Holdings, L.P.
FPIII, L.L.C.
Palms Place, LLC
PPII Holdings, L.L.C.
N-M Ventures LLC
N-M Ventures II LLC
Fertitta Entertainment LLC (Delaware)
FE Propco Management LLC (Delaware)
FE GVR Management LLC (Delaware)
FE Landco Management LLC (Delaware)
FE Opco Management LLC (Delaware)
FE Interactive Investor LLC (Delaware)
FE Special Investor LLC (Delaware)
FE Transportation LLC (New York)
FE JV Holdco LLC (Delaware)
FE JV Tejon Holdco LLC (Delaware)
FE Aviation LLC (Delaware)
FE Aviation I LLC (Delaware)

All subsidiaries are formed in the State of Nevada and wholly owned unless otherwise specifically identified.